AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

THE STALLION GROUP (the “Corporation”)

A Nevada Corporation

(pursuant to Nevada Revised Statutes 78.385, 78.390 and 78.403)

Gerald Williams hereby certifies that:

1.

He is the duly elected and acting president of the Corporation, a Nevada Corporation (the “Corporation”).

2.

Stock of the Corporation has been issued and capital has been paid to the Corporation.

3.

This certificate is made and filed on behalf of the Corporation pursuant to and in accordance with Nev. Rev. Stat’s. 78.385, 78.390 and 78.403.

4.

The original Articles of Incorporation of the Corporation were filed in the office of the Secretary of State of the State of Nevada on the 9th day of January, 2004.  This first Amendment to the Articles of Incorporation was filed in the office of the Secretary of State of the State of Nevada on the 27th day of September, 2006. The original Articles of Incorporation of the Corporation and all amendments thereto are hereby amended and restated in their entirety to read as follows:

ARTICLE ONE

The name of the corporation is THE STALLION GROUP, a Nevada Corporation (the “Corporation”

ARTICLE TWO

Its principal office in the State of Nevada is located at 251 Jeanell Drive, Number 3, Carson City, Nevada 89703.  The name and address of its resident agent is Corporate Advisory Services, Inc., 251 Jeanell Drive, Number 3, Carson City, Nevada, 89703.

ARTICLE THREE

The purpose or purposes for which the Corporation is organized is/are to engage in and carry on any lawful business activity or trade, and any activities necessary, convenient, or desirable to accomplish such purposes, not forbidden by law or by these articles of incorporation.

ARTICLE FOUR

The amount of the total authorized capital stock of the Corporation is Six Hundred Thousand Dollars ($600,000.00) consisting of Six Hundred Million (600,000,000) shares of common stock of the par value of $0.001 each all of the shares of the Corporation being of the same class and without preference or distinction.

ARTICLE FIVE

The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this Corporation.

There are three members of the Board of Directors and their names and addresses are:

NAME

POST-OFFICE ADDRESS

    Kulwant Sandher

604 – 700 West Pender Street

Vancouver, British Columbia  Canada  V6C 1G8

   Gerald Williams

604 – 700 West Pender Street

Vancouver, British Columbia  Canada  V6C 1G8

   Christopher Paton-Gay

604 – 700 West Pender Street

Vancouver, British Columbia  Canada  V6C 1G8

The number of members of the Board of Directors shall not be less than one nor more than seven.

ARTICLE SIX

The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the Corporation.

ARTICLE SEVEN

The name and addresses of each of the incorporators signing the original Articles of Incorporation are as follows:

NAME

POST-OFFICE ADDRESS

          Brian C. Doutaz

12880 Railway Avenue, Unit 35

Richmond, British Columbia

Canada  V7E 6G4

ARTICLE EIGHT

The Corporation is to have perpetual existence.

ARTICLE NINE

In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

Subject to the bylaws, if any, adopted by the stockholders, to make, alter or amend the bylaws of the Corporation;

To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this Corporation;

By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation, which, to the extent provided in the resolution or in the bylaws of the Corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors; and

When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

ARTICLE TEN

A meeting of stockholders may be held outside the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

ARTICLE ELEVEN

This Corporation reserves the right to amend alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE TWELVE

The Corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada.

I, THE UNDERSIGNED, being the President hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Amended Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 15th day of September, 2006.

/s/ Gerald Williams

GERALD WILLIAMS, President and Director